EXHIBIT 10.18
                        PERFORMANCE STOCK OPTION CONTRACT
                        ---------------------------------


                  THIS PERFORMANCE STOCK OPTION CONTRACT entered into as of December 9, 1999, between OBJECTSOFT CORPORATION, a Delaware corporation (the "Company"), and DAVID E.Y. SARNA (the "Optionee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

1.       Grant; Exercise Price.

         (a) Subject to the terms and conditions set forth herein, the Company grants to the Optionee an option to purchase an aggregate of 500,000 shares (the "Shares") of the Common Stock, $.0001 par value per share, of the Company at an exercise price of $1.50 per share (the "Option"), being at least equal to the fair market value of each Share as of the date hereof. The Option is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         (b) The Optionee shall not have the rights of a stockholder with respect to any Share until the date of issuance of a stock certificate to the Optionee for the share; provided, however, that until such stock certificate is issued, the Optionee, if using previously acquired shares of Common Stock in payment of the exercise price, shall continue to have the rights of a stockholder with respect to such previously acquired shares.

2.       Vesting.

         (a) On any date before December 10, 2002, on which the Company satisfies any of the performance goals (each, a "Goal") set forth on Exhibit A annexed hereto, the Option will become exercisable for the number of Shares set forth opposite such Goal on Exhibit A. In the event that that any Goal has not been accomplished before December 10, 2002, the portion of the Performance Stock Option relating to such Goal, as reflected on Exhibit A, shall expire. The right to purchase Shares under the Option shall be cumulative, so that if the full number of Shares purchasable upon the meeting of any Goal shall not be purchased, the balance may be purchased at any time or from time to time thereafter (regardless of whether the Company continues to meet such Goal) but not after the expiration of the Option. Notwithstanding any of the foregoing, in no event may a fraction of a Share be purchased under the Option. The Company shall at all times during the term of this Contract reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Contract.

         (b) The Board (or the Stock Option Committee or any other designated committee of the Board) shall, in its reasonable judgment, determine whether any Goal has been satisfied or otherwise fulfilled. Any such determination of the Board (or the Stock Option Committee or any other designated committee of the Board) shall be conclusive and binding upon the Optionee without any right of approval or review.

         (c) This Option shall become immediately exercisable in full upon the occurrence of a Change in Control (as defined below). A Change in Control shall be deemed to have occurred if (1) there has occurred a change in control as the term "control" is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); (2) when any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), except for an employee stock ownership trust (or any of the trustees thereof), becomes a beneficial owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the Company's then outstanding securities having the right to vote on the election of directors, unless the transaction in which such person becomes such a beneficial owner was approved by a vote of at least two-thirds of the directors then still in office who were directors before such transaction was consummated; (3) during any period of not more than two (2) consecutive years, individuals who at the beginning of such period constitute the Company's Board (the "Board"), and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least fifty-one percent (51%) of the entire Board; (4) when a majority of the directors elected at any annual or special meeting of stockholders (or by written consent in lieu of a meeting) are not individuals nominated by the Company's incumbent Board; (5) if the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the holders of voting securities of the Company outstanding immediately prior thereto being the holders of at least eighty percent (80%) of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; (6) if the stockholders of the Company approve a plan of complete liquidation of the Company; or (7) if the stockholders of the Company approve an agreement for the sale or disposition of all or substantially all of the Company's assets.

3. Exercise. The Option shall be exercised by giving written notice to the Company at its then principal office, presently 433 Hackensack Avenue, Hackensack, New Jersey 07601, Attn: Chief Executive Officer, stating that the Optionee is exercising the Option, specifying the number of Shares being purchased and accompanied by payment in full of the aggregate purchase price and any tax payment required by the Company under section 4 therefor (a) in cash or by certified check, (b) with previously acquired shares of Common Stock which have been held by the Optionee for at least six months, or (c) a combination of the foregoing. The Board (or the Stock Option Committee or any other designated committee of the Board) may, in its sole discretion, permit payment of the exercise price of this Option by delivery by the Optionee of a properly executed notice, together with a copy of the Optionee's irrevocable instructions to a broker acceptable to the Board (or the Stock Option Committee or any other designated committee of the Board) to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Company shall not be required to issue any Shares pursuant to the Option until all payments required under this section 3 have been made.

 4. Withholding Taxes. The Company may withhold (a) cash, (b) subject to any limitations under Rule 16b-3, shares of Common Stock to be issued with respect thereto having an aggregate fair market value on the exercise date, or (c) any combination thereof, in an amount equal to the amount which the Committees determines is necessary to satisfy the Company's obligation to withhold federal, state and local income taxes or other amounts incurred by reason of the grant or exercise of the Option, its disposition, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay the Company such amount in cash promptly upon demand.

 5. Underwriting Restrictions. The Optionee agrees that an underwriter for a public offering of the Company's stock or securities, or the Company, shall each have the right, in the sole discretion of the Company or the underwriter, to prohibit the sale, without prior written consent, of all or any portion of the Shares for a period not to exceed 180 days from the closing of a public offering of the Company's stock or securities. The provisions of this section 5 shall apply to any public offering of the Company's stock or securities, regardless of whether any Shares of the Optionee are included in or registered concurrently with such offering.

6. Compliance With Securities Laws.

         (a) Notwithstanding anything herein to the contrary, the Option shall not be exercisable by the Optionee unless a registration statement (a "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Shares shall be effective and current at the time of exercise or there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. The Optionee hereby represents and warrants to the Company that, unless such a Registration Statement is effective and current at the time of exercise of the Option, any Shares will be acquired by the Optionee for his own account, for investment only and not with a view to the resale or distribution thereof. In any event, the Optionee shall notify the Company of any proposed resale of the Shares. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to a Registration Statement under the Securities Act which is effective and current with respect to the sale of shares of Common Stock being sold, or a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of the Shares, provide the Company (unless waived by the Company) with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of the Option. The Company agrees to use its commercially reasonable efforts to register the Shares under the Securities Act pursuant to a Registration Statement on Form S-8, if available, or such other "short form" which may reasonably be available.

         (b) The Shares may be sold only in compliance with applicable laws respecting the sale of stock or securities of the Company by officers, directors and control persons, including applicable provisions of Rule 144 promulgated under the Securities Act of 1933.

         (c) The Optionee represents and agrees that the Optionee will comply with all applicable laws relating to this Contract and the grant and exercise of the Option and the disposition of the Shares, including without limitation, federal and state securities and "blue sky" laws.

         (d) Notwithstanding anything herein to the contrary, if at any time the Board (or the Stock Option Committee or any other designated committee of the Board) shall determine, in its discretion, that the listing or qualification of the Shares on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the issuance of any Shares hereunder, the Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board (or the Stock Option Committee or any other designated committee of the Board).

7.       Legends; Payment of Expenses.
         -----------------------------

            (a) The Company may affix appropriate legends upon the certificates for the Shares and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as it determines, in its discretion, to be necessary or appropriate to (1) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws or (2) implement the provisions of this Contract or any other agreement between the Company and the Optionee with respect to the Shares.

            (b) The Company shall pay all issuance taxes with respect to the issuance of the Shares, as well as all fees and expenses incurred by the Company in connection with such issuance.

8. Term. Except as provided in section 9 or section 10, this Option shall expire at the close of business on the date that is the fifth (5th) anniversary hereof. In the event the Option expires pursuant to this section 8, section 9 or section 10 during a period in which an underwriter has prohibited a sale of the Shares as provided in section 5, then the date of expiration shall be extended to the forty-fifth (45th) day following the end of the period during which such sales are prohibited.

9.       Termination of Relationship.
         ----------------------------

            (a) If the Optionee's relationship with the Company, its Parent and Subsidiaries (as defined in section 15) as an employee has terminated for any reason (other than as a result of the death or Disability of the Optionee), the Optionee may exercise this Option, to the extent exercisable on the date of such termination, at any time within three (3) months after the date of termination, but not thereafter and in no event after the date the Option would otherwise have expired; provided, however, that if such relationship is terminated either
(1) by the Company for "Cause" (as defined in section 15), or (2) by the Optionee, except for "Good Reason" (as defined in section 15) or with the consent of the Company, the Option shall terminate immediately.

            (b) For the purposes of this Contract, an employment relationship shall be deemed to exist between the Optionee and the Company if, at the time of the determination, the Optionee was an employee of the Company for purposes of
Section 422(a) of the Code. As a result, if the Optionee is on military, sick leave or other bona fide leave of absence, he shall continue to be considered an employee for purposes of this Contract during such leave if the period of the leave does not exceed ninety (90) days, or, if longer, so long as the Optionee's right to reemployment with the Company (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days and the Optionee's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

            (c) Except as may otherwise be expressly provided herein, the Option shall not be affected by any change in the status of the Optionee so long as the Optionee continues to be an employee of the Company, any of its Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one company to another).

            (d) Nothing herein shall confer upon the Optionee any right to continue in the employ of the Company, any Parent or any of its Subsidiaries, or interfere in any way with any right of the Company, any Parent or its Subsidiaries to terminate such employment at any time for any reason whatsoever without liability to the Company, any Parent or any of its Subsidiaries.

10.      Death or Disability of Optionee.
         --------------------------------

            (a) If the Optionee dies (1) while the Optionee is an employee of the Company, any of its Subsidiaries or a Parent, (2) within three (3) months after the termination of such relationship (unless such termination was by the Company for Cause or by the Optionee other than for Good Reason or with the consent of the Company), or (3) within one (1) year following the termination of such relationship by reason of the Optionee's Disability, the Option may be exercised, to the extent exercisable on the date of the Optionee's death, by the Optionee's Legal Representative (as defined in section 15), at any time within one year after death, but not thereafter and in no event after the date the Option would otherwise have expired.

            (b) If the Optionee's relationship as an employee of the Company, its Parent and Subsidiaries has terminated by reason of the Optionee's Disability, the Optionee may exercise the Option to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the Option would otherwise have expired.

11.      Mergers and Other Similar Transactions.
         ---------------------------------------

            (a) Notwithstanding any other provision of this Contract, in the event of a stock dividend, recapitalization, spin-off, split-up, stock split, reverse stock split, combination or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which are outstanding immediately prior to such event, the aggregate number and kind of Shares and the exercise price thereof shall be appropriately adjusted by the Board, in its reasonable judgment, whose determination shall be conclusive and binding on all parties. Such adjustment may provide for the elimination of fractional shares which might otherwise be subject to the Option without payment therefor.

            (b) In the event of (i) a consolidation, (ii) a merger in which the Company is not the surviving corporation, (iii) a merger in which the Company is the surviving corporation, but more than fifty percent (50 %) of the outstanding shares are transferred or exchanged for other consideration, or in which shares are issued in an amount in excess of the number of shares outstanding immediately preceding the merger, (iv) a sale of all or substantially all of the Company's assets, or (v) the liquidation or dissolution of the Company, then, in each such case, the Optionee, upon exercise of this Option at any time after the consummation of such consolidation, merger, sale, liquidation, or dissolution, shall be entitled to receive the stock or other securities or property to which the Optionee would have been entitled upon such consummation if the Optionee had exercised this Option immediately prior thereto (after giving effect to any acceleration of exercisability if such transaction involves a Change of Control or a Change of Control otherwise occurs); and in each such case, the terms of this Option shall be applicable to the shares of stock or other securities or property receivable upon exercise of this Option after such consummation.

12. Parachute Payments. It is intended that the "present value" of the payments and benefits to the Optionee, whether under this agreement or otherwise, including (without limitation) any value to the Optionee as a result of the acceleration of the exercise of this Option under section 2, which are includable in the computation of "parachute payments" shall not, in the aggregate, exceed 2.99 times the "base amount" (the terms "present value", "parachute payments" and "base amount" being determined in accordance with
Section 280G of the Internal Revenue Code of 1986, as amended). Accordingly, if the Optionee receives payments or benefits from the Company which, when added to the value of the shares issued pursuant to the accelerated exercise of this Option, would, in the opinion of the independent certified public accountants regularly employed by the Company immediately prior to the Change of Control ("the Accountants"), subject any of the payments or benefits to the Optionee to the excise tax imposed by Section 4999 of the Code, the number of shares issued pursuant to the accelerated exercise of this Option shall be increased by the amount necessary, in the opinion of the Accountants, to equal the value of the payment of such tax. All determinations made by the Accountants pursuant to this section 12 shall be conclusive and binding upon the Optionee and the Company.

13.      Amendments; Termination. The Board (or the Stock Option
Committee or any other designated committee of the Board), without further approval of the Company's stockholders, may amend this Contract from time to time in such respects as it may deem advisable, including, without limitation, to comply with the provisions of Rule 16b-3 or any change in applicable law, regulations, rulings or interpretations of administrative agencies; provided, however, that no amendment shall be effective without the requisite prior or subsequent stockholder approval which would make any change for which applicable law or regulatory authority requires stockholder approval. No amendment of this Contract shall, without the consent of the Optionee, adversely affect the Optionee's rights hereunder.

14.       Non-transferability of Option.
          ------------------------------

            (a) The Option granted under this Contract shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee's Legal Representative. Except to the extent provided above, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

            (b) This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee or Legal Representative entitled to the Optionee's rights hereunder.

15. Definitions. For purposes of this Contract, the following terms shall be defined as set forth below:

            (a) Cause. The term "Cause" shall mean (1) if there is a written employment agreement between the Optionee and the Company, any of its Subsidiaries or a Parent which defines termination of such employment for cause, cause as defined in such agreement, and (2) in all other cases, (i) the failure by the Optionee to substantially perform the Optionee's duties with the Company or the material violation of the Company's policies, if the Optionee fails to cure such failure or violation within 15 days after notice thereof from the Board of Directors of the Company; (ii) the commission by the Optionee of an act involving moral turpitude, dishonesty or theft; (iii) the conviction of the Optionee of a felony under federal or state law; and (iv) the breach by the Optionee of a fiduciary obligation to the Company, or any of its Subsidiaries or a Parent or any of their affiliates.

            (b) Disability. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

            (c) Good Reason. The term "Good Reason" shall mean (1) if there is a written employment agreement between the Optionee and the Company, any of its Subsidiaries or a Parent which defines "Good Reason" for termination by the Optionee of the Optionee's employment, Good Reason as defined in such agreement, and (2) in all other cases, (i) the assignment to the Optionee of duties inconsistent with the Optionee's positions, duties, responsibilities, titles and offices, or any material reduction of the Optionee's duties or responsibilities or any removal of the Optionee from or failure to elect or re-elect the Optionee to any such positions held as of the date hereof, except in connection with the termination of the Optionee's employment for Cause, as a result of the Optionee's Disability, as a result of the Optionee's death, or by the Optionee other than for Good Reason; (ii) a reduction in the Optionee's base or bonus compensation as of the date hereof, or as the same may be increased from time to time hereafter; (iii) a relocation of the Company's principal executive offices to a location outside of Northern New Jersey, the Company's requiring the Optionee to be based anywhere other than Northern New Jersey for other than business related travel, or any materially adverse change in the office assignment or secretarial or other support accorded to the Optionee as of the date hereof; (iv) a failure by the Company to continue in effect any benefit or compensation plan or stock option plan in which the Optionee participates as of the date hereof without providing for or establishing plans or arrangements providing the Optionee with substantially similar benefits, or the taking of any action by the Company which would adversely affect the Optionee's participation in or reduce the Optionee's benefits under any such plan; or (v) the taking of any action by the Company which would deprive the Optionee of any material fringe benefit enjoyed by the Optionee as of the date hereof or the failure of the Company to provide the Optionee with the number of paid vacation weeks to which the Optionee is entitled as of the date hereof, or as the same may be increased from time to time.

            (d) Legal Representative. The term "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated Optionee with respect to the Option granted under this Contract.

            (e) Parent. The term "Parent" shall have the same definition as "parent company" in Section 424(e) of the Code.

            (f) Subsidiary. The term "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 424(f) of the Code.

16. Stockholder Approval. Notwithstanding anything herein to the contrary, exercise of this Option, or any part thereof, shall be subject to the approval on or before December 9, 2000, by a majority of the votes cast at a duly held meeting of the Company's stockholders at which a majority of the outstanding voting shares are present, in person or by proxy, and entitled to vote.

17.      Governing Law; Construction.
         ----------------------------

            (a) This Contract shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

            (b) This Contract shall not be construed or interpreted with any presumption against the Company by reason of the Company causing the Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

18. Partial Invalidity. The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision.

                  IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.

                               OBJECTSOFT CORPORATION


                               By:
                                  ---------------------------------
                                     Name:
                                     Title:


                               ------------------------------------
                                DAVID E.Y. SARNA, Optionee

                               ------------------------------------

                               ------------------------------------
                                                   Address

EXHIBIT A


                               DAVID E.Y. SARNA 1

                                VESTING SCHEDULE

                            PERFORMANCE STOCK OPTION



         Performance Goal:                                                      Number of Shares:
     -------------------------------------------------------------------- -------------------------------
     Completion of $2 million in equity financing at a price of 94% or
     more of current price (Series G)                                                     25,000
     -------------------------------------------------------------------- -------------------------------
     Completion of lease financing for 300 kiosks                                         25,000
     -------------------------------------------------------------------- -------------------------------
     Completion of placement of 300 kiosks                                                25,000
     -------------------------------------------------------------------- -------------------------------
     Completion of national ad representation for kiosks                                  25,000
     -------------------------------------------------------------------- -------------------------------
     Attainment of reduction in quarterly loss by $100,000*                               35,000
     -------------------------------------------------------------------- -------------------------------
     Attainment of reduction in quarterly loss by cumulative $200,000*                    65,000
     -------------------------------------------------------------------- -------------------------------
     Attainment of breakeven in any quarterly period                                     100,000
     -------------------------------------------------------------------- -------------------------------
     Completion of financing for 1,000 kiosks                                             50,000
     -------------------------------------------------------------------- -------------------------------
     Completion of installation of 1,000 kiosks                                           50,000
     -------------------------------------------------------------------- -------------------------------
     Completion of secondary public or private offering of $10 million
     or more                                                                              50,000
     -------------------------------------------------------------------- -------------------------------
     Addition of coupon printing                                                          20,000
     -------------------------------------------------------------------- -------------------------------
     Addition of e-commerce                                                               20,000
     -------------------------------------------------------------------- -------------------------------
     Achievement of $5 million in revenue                                                 10,000
     -------------------------------------------------------------------- -------------------------------

     -------------------------------------------------------------------- -------------------------------
     TOTAL                                                                                 500,000
     -------------------------------------------------------------------- -------------------------------



--------
1 All of the performance goals (each a "Goal") must be accomplished prior to December 10, 2002. In the event that that any Goal has not been accomplished before December 10, 2002, the portion of the Performance Stock Option relating to such Goal, as reflected in this schedule, shall expire.

* Reduction in losses (a) excludes special or extraordinary charges, including, but not limited to, charges relating to a merger, and (b) is measured against the loss for the fiscal quarter ended September 30, 1999.